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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

        In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons or entities named below agree to the joint filing on behalf of each of them of a Schedule 13G. This Joint Filing Agreement shall be included as an exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby execute this Agreement this 26th day of July, 1999.



                                             /s/ Krishan K. Joshi
                                             -----------------------------------
                                             Krishan K. Joshi



                                             UES, Inc.


                                             By: /s/ John J. Gruenwald
                                                --------------------------------
                                                John J. Gruenwald
                                                Vice President